Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Investor Class and Class Y shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Investor Class, and Class Y shares Statement of Additional Information and to the incorporation by reference of our report, dated February 10, 2006, on the financial statements and financial highlights of Pioneer Tax-Free Income Fund included in the Annual Report to the Shareowners for the year ended December 31, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 52 to the Registration Statement (Form N-1A, No. 2-57653) of Pioneer Tax-Free Income Fund.


                                                      /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 24, 2006